UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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CME GROUP INC.

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The following information was distributed to the Class B-1, Class B-2 and Class B-3 shareholders on or after March 25, 2019:

Dear CME member and Class B-1 Shareholder,

My name is Steve A. Beitler, a candidate for Class B-1 Director for the CME Group Board of Directors. I will bring my experience as a long-time institutional broker with significant experience and understanding of the futures business at CME Group.

If elected to the Board I will have a fiduciary duty to generate value for all the shareholders, including the B-1 shareholders of the exchange. I would like to have a conversation with every B-1 shareholder about this fiduciary duty.

Beginning in 1980, I have been involved in the financial markets and futures industry first working for HSBC on Wall Street. My decision to move to Chicago and become a member of CME in 1985 was because of the opening of the Eurodollar Option Contract and the vision that this contract would change how financial risk would be hedged and traded.

In 1996, I co-founded TJM Institutional Services in Chicago. Today, TJM is a Global Execution Firm with over 185 employees and offices in Chicago, New York, Connecticut, Florida and London. As a firm, we have accounts open with many of the world’s top banks, hedge funds, insurance companies, individual members and trading firms. TJM still has over 40 employees on the floor of CME. On the trading floor, we have vertical integration taking the trade from the portfolio manager through to key punch. In 2018, we handled over 30 million contracts at CME and our volumes are growing.

Today and throughout my trading career, I have been actively involved in CME product development. Starting in 1989 and continuing through 2000, I served on numerous product planning committees primarily relating to the interest rate product suite. I have been an active broker in Eurodollars since there were less than 10 expirations, through the time of conceptualizing the Mid curves, to now where we have 80 different Eurodollar options listed. I was one of a few select people whose input was directly related to many of the successes we have had in expanding the Eurodollar options complex over the last decade which enabled us to continue growth through the period of zero interest rates. Currently, I work closely with the CME Interest Rate team with the goal of developing new contracts and strategy and continuing to build the Interest Rate Business. The CME introduction of the SOFR contract that will replace LIBOR is a very significant event. This will have a huge impact on the Eurodollar Complex and the future of the Exchange! My recent focus with the Interest Rate team has been on how the SOFR options will integrate into the Eurodollar option framework.

I have an in depth understanding of how business is created and executed on the exchange floor and through our matching engines, blocks and Globex. At TJM, we “sell” and promote the exchange’s products, we EAT WHAT WE KILL! Global execution is critical to the continued success of CME Group and creating new trading opportunities for our current and future members. My experience and entrepreneurial spirit would be a unique asset to the Board and the membership.

Sincerely,

Steve A. Beitler
www.tjmbrokerage.com
312-432-5106

*    *    *

CME Group Inc. has filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) regarding the Annual Meeting of Shareholders to be held on May 8, 2019. Shareholders of CME Group Inc. are urged to read the definitive proxy statement and any other relevant materials filed by CME Group Inc. with the SEC because they contain, or will contain, important information about CME Group Inc. and the Annual Meeting. The definitive proxy statement and other relevant materials (when they become available), and any other documents filed by CME Group Inc. with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, shareholders may obtain free copies of these documents by contacting CME Group Inc., Shareholder Relations and Membership Services, 20 South Wacker Drive, Chicago, Illinois 60606. Shareholders are urged to read the definitive proxy statement and the other relevant materials (when they become available) before making any voting decision with respect to matters to be acted on at the Annual Meeting.

The preceding material was prepared and distributed solely by the candidate. The views and opinions expressed therein are solely those of the candidate and do not necessarily reflect the views or opinions of CME Group Inc. or its directors, officers or employees, nor have these views or opinions been approved or sanctioned by any of them.

Bradley S. Glass

Dear Fellow Class B-1 Shareholder,

I am running to serve as one of your Class B-1 Directors on the Board of CME Group. I have been a CME member and independent trader since 1987, floor and screen trading in the financial, equity and agricultural quadrants.

Some of the many topics I will focus on if elected;

•  CME Member Involvement: Our CME Group B shareholders consist of individuals, CME clearing members and other equity, trading, electronic and affiliate member firms. The value of owning CME memberships are perceived by beneficial access to trading, preferential

BRAD

fee structures, firm ownership requirements, and our right to elect six directors to the CME Group Board of Directors. In order to maintain that inherent value, I believe it is vital that we continue to have a voice in the boardroom.

•

Equal Playing Field for All: The customer base must comprise all types of traders, from hedgers and market makers to high frequency and algorithmic, from speculators to portfolio managers, with all ranges of size and capital parameters. I believe that having one hundred 1-lot traders is of greater impact than having one 100-lot trader. Liquidity, open-interest and customer participation add vital elements to a successful marketplace. Fees and costs must remain competitive yet equitable for all, allowing for all size traders to thrive in a global arena, while fueling increasing volumes and returns.

•

Regulatory: Strong relationships with elected officials and governing bodies are essential for CME Group to continue leading the industry, protecting the 60/40 tax treatment and negating potentially unfavorable transaction taxes.

•

Cyber Security: The privacy of all traders, customers and firms, and the protection of our electronic platforms are necessary to maintain the integrity of CME Group and participant confidence. I believe that continued investment in the newest technologies is a requisite for sustained credibility.

My participation on the CME Group Board will strive for open communication among a broad assortment of exchange members, clearing firms, CME Group management and employees, fellow Board members, and other industry participants. I will be accessible and welcome your input on the many important topics facing our industry today. I will share your visions with our Board and management, working together to continue future success as members, traders and shareholders of CME Group.

My VOICE will be your VOICE.                Your VOTE is important.

Thank you for your support in the election of Class B-1 directors,

Bradley S. Glass	CME.BRAD@gmail.com	(312) 650-9117

•

CME functional committee experience: B-1 Nominating Committee (Chairman), Clearing House, Clearing House Operational sub, CFPF, Probable Cause, Leasing, Trade Procedures, Membership, Leasing & Permit Review sub, Education and Arbitration

•	Education: The University of Michigan, Ross School of Business; Master of Accounting and Bachelor of Business Administration

•	Beneficial Ownership: 1 Class B-1 Share; Over 145,000 Class A Shares

•	Personal: Married with 2 grown children, committed involvement in community and charitable organizations

*    *    *

CME Group Inc. has filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) regarding the Annual Meeting of Shareholders to be held on May 8, 2019. Shareholders of CME Group Inc. are urged to read the definitive proxy statement and any other relevant materials filed by CME Group Inc. with the SEC because they contain, or will contain, important information about CME Group Inc. and the Annual Meeting. The definitive proxy statement and other relevant materials (when they become available), and any other documents filed by CME Group Inc. with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, shareholders may obtain free copies of these documents by contacting CME Group Inc., Shareholder Relations and Membership Services, 20 South Wacker Drive, Chicago, Illinois 60606. Shareholders are urged to read the definitive proxy statement and the other relevant materials (when they become available) before making any voting decision with respect to matters to be acted on at the Annual Meeting.

The preceding material was prepared and distributed solely by the candidate. The views and opinions expressed therein are solely those of the candidate and do not necessarily reflect the views or opinions of CME Group Inc. or its directors, officers or employees, nor have these views or opinions been approved or sanctioned by any of them.

GEDON HERTSHTEN

FROM LOCAL TRADER

TO INTERNATIONAL BUSINESSMAN

Dear CME Group Class B-1 Shareholder,

Today’s business environment is growing increasingly global and complex. The effects of technology are accelerating and risk presents itself in new ways. My global perspective and experience, my ability to identify and understand opportunities, anticipate challenges and assess risks, are qualities that allow me to make valuable contributions to the board of the CME Group.

I believe that only individuals with a successful and proven track record are the ones that can add value and diversity to CME Group’s board. Prior to my two years of serving on the board of the CME Group (2017-present), I served on the board of the London International Futures and Options Exchange (LIFFE) for eight years (1997-2005). My recognized experience as a trader, a global FCM founder, and head of a large international proprietary trading group, enable me to add needed diversity to the CME Group’s board.

I strongly hold that in order to ensure CME Group’s long-term success, the board must keep the right balance between its pursuit of returns to shareholders and other stakeholders. While no one disputes that the CME Group board’s first responsibility is to the CME Group’s shareholders, it has to maintain awareness of the fact that the CME Group’s value and success is to a large degree directly linked to the success, diversity and breadth of its members and customers.

Having spent more than 40 years in the industry, as a trader and a businessman who built and grew global clearing and trading companies (GH Financials and Hertshten Group), I acquired a good understanding of the needs, challenges and risks we are all facing.

Once more, I ask for your greatly appreciated support as a CME Group Class B-1 Board Member.

Your vote is very important.

Sincerely,

Gedon Hertshten

Contact: gedon.hertshten@hertshtengroup.com

*    *    *

CME Group Inc. has filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) regarding the Annual Meeting of Shareholders to be held on May 8, 2019. Shareholders of CME Group Inc. are urged to read the definitive proxy statement and any other relevant materials filed by CME Group Inc. with the SEC because they contain, or will contain, important information about CME Group Inc. and the Annual Meeting. The definitive proxy statement and other relevant materials (when they become available), and any other documents filed by CME Group Inc. with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, shareholders may obtain free copies of these documents by contacting CME Group Inc., Shareholder Relations and Membership Services, 20 South Wacker Drive, Chicago, Illinois 60606. Shareholders are urged to read the definitive proxy statement and the other relevant materials (when they become available) before making any voting decision with respect to matters to be acted on at the Annual Meeting.

The preceding material was prepared and distributed solely by the candidate. The views and opinions expressed therein are solely those of the candidate and do not necessarily reflect the views or opinions of CME Group Inc. or its directors, officers or employees, nor have these views or opinions been approved or sanctioned by any of them.

Hello,

My name is Will Hobert and I am a candidate for a Class B-1 position on the CME Group Board of Directors.

I am running for re-election on my three decades of industry experience as an open outcry market maker, electronic options and futures trader, company founder, and owner of WH Trading. As managing Member of WH Trading, I oversee technology, risk management, operations and strategy development. Since founding WH Trading in 1994, the firm has grown to over 70 employees. WH Trading participates in a wide range of futures and options markets both on the CME Group floor and electronically on numerous exchanges worldwide. Like many market participants, we have developed in-house proprietary options and futures trading software and we benchmark the performance of our trading systems at the microsecond level.

I am running for re-election on my ability to adapt to changes in a dynamic trading industry and my resultant success as a proprietary firm owner. Over the last decade, CME Group has grown and advanced as technology has driven massive change in the trading industry and capital markets. Similarly, WH Trading has reinvented itself to adapt to the new trading landscape. As financial markets evolved and liquidity shifted from open outcry to the electronic trading screens, WH Trading, like CME Group, was forced to make the challenging transition from a trading firm to a technology firm. Over the last decade, I have guided WH Trading through a major expansion as we built an electronic, automated trading operation that has also served to enhance and grow our robust floor trading operation. However, the advancement of technology and the evolution of the financial markets is a never-ending process and in the coming decade one’s ability to adapt to changes, some of which we cannot currently predict, will dictate survival and success. I know what it takes to survive and thrive amidst change, and as a Board member, I will tirelessly work to ensure that the Exchange and its members are best prepared for the next systemic change.

I am running for re-election because the Board of Directors needs a member who has a diverse trading background that includes open outcry, electronic, over the counter and options trading experience. I have traded on all of these execution venues and understand the issues, benefits and market structure implications associated with each. With options trading comprising approximately 20% of CME Group’s overall volume, its members deserve a Board member who truly understands the critical issues, complex market structure and pressing problems facing options traders. My 30 years of option trading, risk management, and strategic planning would provide a necessary voice on the Board of Directors as open outcry, exchange matching engines and voice brokers all compete for options volume. Finally, WH Trading holds memberships at CME, CBOT, NYMEX, COMEX and MGEX which has provided me with a holistic perspective of CME Group and the unique challenges and opportunities that face CME members.

I am running for re-election because I understand the importance of strong relationships with elected officials. Over the past decade, I have worked to advocate on behalf of and preserve the interests of the trading industry. Annually, I travel to Washington, DC to advocate on behalf of CME Group where I have participated in informational sessions with SEC and CFTC commissioners, House and Senate Committees, and Congressional Leadership. I have participated in a small intimate meeting with house leadership to ensure that CME Group’s interests were represented and legislative priorities advanced. I understand the importance of strong relationships with Washington, DC. As a result, I was solicited to serve as a CME PAC Board of Director working to ensure that support is given to candidates to ensure their education and understanding of CME Group.

Should you have any questions, or would like to chat, please do not hesitate to reach out to me.

Sincerely,

Will Hobert
Managing Member: WH Trading LLC whobert@whtrading.com

*    *    *

CME Group Inc. has filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) regarding the Annual Meeting of Shareholders to be held on May 8, 2019. Shareholders of CME Group Inc. are urged to read the definitive proxy statement and any other relevant materials filed by CME Group Inc. with the SEC because they contain, or will contain, important information about CME Group Inc. and the Annual Meeting. The definitive proxy statement and other relevant materials (when they become available), and any other documents filed by CME Group Inc. with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, shareholders may obtain free copies of these documents by contacting CME Group Inc., Shareholder Relations and Membership Services, 20 South Wacker Drive, Chicago, Illinois 60606. Shareholders are urged to read the definitive proxy statement and the other relevant materials (when they become available) before making any voting decision with respect to matters to be acted on at the Annual Meeting.

The preceding material was prepared and distributed solely by the candidate. The views and opinions expressed therein are solely those of the candidate and do not necessarily reflect the views or opinions of CME Group Inc. or its directors, officers or employees, nor have these views or opinions been approved or sanctioned by any of them.

PATRICK J. MULCHRONE MEMBER CME, IMM, IOM AND GEM

OBJECTIVE

It’s all about experience! I want to serve as your elected B-1 director on the CME Board. I am committed to sharing my 38 years of experience and knowledge in the Futures Industry as a CME Group Board member.

EXPERIENCE

I have been a Member of the CME since 1980. I grew a floor brokerage business from nothing into a large presence in the interest rate complex at the CME.

I served on the Board of Governors of the CME from 1991-2001. During this time we turned our member owned exchange over to our management team.

I served on the board of directors of Standard Bank and Trust from 2001-2017. I was part of a team that grew the assets fourfold to $2.5 Billion. I chaired the executive committee that worked with our investment banker to ultimately sell the bank which provided a great return on investment to our shareholders.

My partners and I started an FCM in 2003. Advantage Futures LLC is a substantial customer of CME. Our firm and its clients drive a large amount of business to many CME products.

As member in good standing of the NFA, I sit on the Business Conduct Committee.

I sit on the Board of Advisors of Misericordia Heart of Mercy.

We all need to stay involved and engaged. Please take a moment to vote your shares. I would really appreciate your support.

Thank you,

Patrick J. Mulchrone
pjmulchrone@gmail.com
630.363.5710

*    *    *

CME Group Inc. has filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) regarding the Annual Meeting of Shareholders to be held on May 8, 2019. Shareholders of CME Group Inc. are urged to read the definitive proxy statement and any other relevant materials filed by CME Group Inc. with the SEC because they contain, or will contain, important information about CME Group Inc. and the Annual Meeting. The definitive proxy statement and other relevant materials (when they become available), and any other documents filed by CME Group Inc. with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, shareholders may obtain free copies of these documents by contacting CME Group Inc., Shareholder Relations and Membership Services, 20 South Wacker Drive, Chicago, Illinois 60606. Shareholders are urged to read the definitive proxy statement and the other relevant materials (when they become available) before making any voting decision with respect to matters to be acted on at the Annual Meeting.

The preceding material was prepared and distributed solely by the candidate. The views and opinions expressed therein are solely those of the candidate and do not necessarily reflect the views or opinions of CME Group Inc. or its directors, officers or employees, nor have these views or opinions been approved or sanctioned by any of them.

Robert J. Tierney

141 W Jackson, Suite 1710A

Chicago, IL 60604

Cell:    773-405-9073

Email: tierneyrobert@gmail.com

    bobtierney@koretrading.com

Dear CME Member and Class B-1 Shareholder,

I am requesting your vote to become one of your elected Class B-1 Directors.

I am passionate about our exchange and our membership and will use my market and management experience to continue to build another generation of new CME members and customers. You can count on me to engage with and lend an ear to all exchange members, shareholders, traders, and market participants. I welcome your input. I am always in my office during business hours and am available to you to discuss any and all of your insights. Together we can continue to work together for the success of our membership and CME Group and generate new trading opportunities.

As the owner and principal manager of 106J member trading firm, Kore Trading, my team and I recruit, train and mentor new college graduates as well as experienced traders. Over the last ten years, my group has grown from a single trader to now over twenty-five traders and clerks. At Kore, our trading specializes in CME and CBOT markets coupled with trading cash markets on the BrokerTec platform that was acquired by CME Group in 2018. We look forward to much growth ahead.

Like you, I have been fortunate and grateful to be a CME member and to compete in our industry.    My CME Group interests include owning CME, IMM, IOM, GEM, CBOT AM memberships and 7,500 shares of CME Group Class A common stock. I hope it is clear that I share your interests as a member, shareholder and market participant.

As a CME member, you have a unique opportunity and responsibility to vote in the election of the CME Group Class B Directors. Please exercise your opportunity and vote your proxy for the next generation of board leadership before the May 8, 2019 Annual Meeting of Shareholders. Thank you for your support!

Best Regards,

Robert J Tierney

CME Member

*    *    *

CME Group Inc. has filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) regarding the Annual Meeting of Shareholders to be held on May 8, 2019. Shareholders of CME Group Inc. are urged to read the definitive proxy statement and any other relevant materials filed by CME Group Inc. with the SEC because they contain, or will contain, important information about CME Group Inc. and the Annual Meeting. The definitive proxy statement and other relevant materials (when they become available), and any other documents filed by CME Group Inc. with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, shareholders may obtain free copies of these documents by contacting CME Group Inc., Shareholder Relations and Membership Services, 20 South Wacker Drive, Chicago, Illinois 60606. Shareholders are urged to read the definitive proxy statement and the other relevant materials (when they become available) before making any voting decision with respect to matters to be acted on at the Annual Meeting.

The preceding material was prepared and distributed solely by the candidate. The views and opinions expressed therein are solely those of the candidate and do not necessarily reflect the views or opinions of CME Group Inc. or its directors, officers or employees, nor have these views or opinions been approved or sanctioned by any of them.

Dear Fellow Class B-2 Members:

It is a privilege and an honor to again be considered for election to the CME Group Board as one of your Class B-2 Directors. As reflected in my biography, I believe my past experiences qualify me for the role. But rather than looking backwards, we must prepare for the future. Being sixty-five years old and still actively engaged in the markets, I am aware of the challenges our industry faces — especially those posed in the current regulatory environment.

Three critical points I have distilled:

1. The change of LIBOR to SOFR as the benchmark for short-term lending contracts stands to be disruptive to our present interest rate complex. While CME Group has made significant and important strides, there is much more to do;

2. The advent of blockchain technology has the potential to have severe impacts on the pricing mechanism and capital usage of every financial institution on the planet. It is important for CME Group to be an innovator in this coming technical revolution; and

3. As a daily user of the markets I believe regulators need to look at the dispensing of headline news releases for their impact in an algo driven trading world. As a consumer of vast amounts of financial information, I am well aware that many times the headlines dispersed have little meaning to the actual context. Most traders are unaware that “qualified” news sources receive the data release thirty minutes early and are quarantined so as to write the headlines and the stories. This is a decades old procedure that needs to be re-examined in a nano second media age.

Thanks for your consideration for my candidacy. I urge all Class B-2 shareholders to exercise their choice and not be complacent in who serves as your Class B-2 Directors.

Regards,

Yra Harris

*    *    *

CME Group Inc. has filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) regarding the Annual Meeting of Shareholders to be held on May 8, 2019. Shareholders of CME Group Inc. are urged to read the definitive proxy statement and any other relevant materials filed by CME Group Inc. with the SEC because they contain, or will contain, important information about CME Group Inc. and the Annual Meeting. The definitive proxy statement and other relevant materials (when they become available), and any other documents filed by CME Group Inc. with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, shareholders may obtain free copies of these documents by contacting CME Group Inc., Shareholder Relations and Membership Services, 20 South Wacker Drive, Chicago, Illinois 60606. Shareholders are urged to read the definitive proxy statement and the other relevant materials (when they become available) before making any voting decision with respect to matters to be acted on at the Annual Meeting.

The preceding material was prepared and distributed solely by the candidate. The views and opinions expressed therein are solely those of the candidate and do not necessarily reflect the views or opinions of CME Group Inc. or its directors, officers or employees, nor have these views or opinions been approved or sanctioned by any of them.

Ronald Pankau

CME Group Board of Directors

Class B-2 Nominee

Greetings to my fellow Class B-2 Shareholders / IMM Members,

I am once again asking for your vote to serve as one of your Class B-2 directors on the CME Group Board. I have been an active participant in our markets for over 35 years, still trade equities and fixed income products and have served on the Board since 2011.

My perspective as a trader and knowledge of end users and clearing firms bring a necessary insight to our Board. I am very cognizant of the fact that we need to keep bringing value to the company for both the Class A shares and Class B shares.

During my tenure on the Board, CME Group has been at the forefront in our industry by being innovative and proactive in technology and business solutions and further growing and scaling our core offerings. The acquisition of NEX Group plc is a prime example of how we continue to grow our business. We added cash markets to our core futures offerings enhancing our unparalleled suite of products. This didn’t happen by accident. CME Group was recognized as the Best Partner Exchange because of our superior performance.

I’ve served on many committees but being on the CME Political Action Committee has given me the knowledge and ability to work with Congress on issues involving our industry, which has come under attack recently. This unique experience enables me to be an advocate for our business and market participants and keep us as the premier Exchange to hedge risk.

CME Group’s past performance is excellent. I’m proud to have been a part of that. I will work tirelessly to use my position to improve value for ALL shareholders and to continue to create opportunities for you — our members — who are key to the operation and success of our markets.

Thank you for your trust in the past to elect me to the Board and I ask for your support to continue.

Ronald Pankau

IMM Member

*    *    *

CME Group Inc. has filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) regarding the Annual Meeting of Shareholders to be held on May 8, 2019. Shareholders of CME Group Inc. are urged to read the definitive proxy statement and any other relevant materials filed by CME Group Inc. with the SEC because they contain, or will contain, important information about CME Group Inc. and the Annual Meeting. The definitive proxy statement and other relevant materials (when they become available), and any other documents filed by CME Group Inc. with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, shareholders may obtain free copies of these documents by contacting CME Group Inc., Shareholder Relations and Membership Services, 20 South Wacker Drive, Chicago, Illinois 60606. Shareholders are urged to read the definitive proxy statement and the other relevant materials (when they become available) before making any voting decision with respect to matters to be acted on at the Annual Meeting.

The preceding material was prepared and distributed solely by the candidate. The views and opinions expressed therein are solely those of the candidate and do not necessarily reflect the views or opinions of CME Group Inc. or its directors, officers or employees, nor have these views or opinions been approved or sanctioned by any of them.

141 W. Jackson Blvd. | Suite 1404 Chicago, Illinois 60604	Telephone: 312.604.6114 Fax: 312.604.6118

Dear Fellow Class B-2 Shareholder:

Once again, I seek your support and vote for the election to the Board of Directors of CME Group Inc.

I have had the privileged opportunity to serve as your elected Class B-2 Board member for the past sixteen years on the CME Group Board of Directors. The past few years have been challenging with the start of a recovery in the credit markets, regulatory and legislative issues, and excessive government regulations.

As we enter a new year, many of the global economic problems are still working their way through the system. As we go forward, I feel that we are well positioned to be the product of choice for institutions, speculators, funds, and investors. Our diverse product mix will allow CME Group to lead the way as the economy recovers.

Now is not the time to rest on our past laurels. It is the time for us to take stock of what we have accomplished and build from there. We need to address the following issues:

•

Principal Trading Groups (PTG} - We need to continue to promote our ability to grow organically. PTGs accounted for a significant amount of the exchange’s liquidity the past few years, but more growth is still needed.

•

Hedge and Mutual Funds - We need to continue to market to hedge and mutual funds emphasizing our transparency and central counterparty clearing to restore confidence in the financial markets to their clients.

•	Global Positioning - Through our strategic partnerships around the world we are in a strong position to take advantage of a new wave of customers and international products.

•

Legislative Issues - More than ever, it is important to tell our story to Congress. I have served as Vice-Chairman of the CME PAC and have hosted many of the Congressional visits through the past years. The transaction tax, position limits, allegations of speculators causing volatility and the threat to losing 60/40 tax treatment will be more pressing than ever before.

During my service on the Board, I always attempted to be open-minded, logical, rational, and above all fair. My previous terms on the Board and many various committees have given me the experience and leadership qualities required for the position. I pledge to you my time, dedication, and commitment to serving CME Group. I will continue to live in the city during the week for the term of the directorship. This will make me accessible to you, the shareholder, at any time of the day or night. I can be reached by phone at 312-604-6114 or cell at 312-714-5907.

Sincerely, David J. Wescott (COT)

*    *    *

CME Group Inc. has filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) regarding the Annual Meeting of Shareholders to be held on May 8, 2019. Shareholders of CME Group Inc. are urged to read the definitive proxy statement and any other relevant materials filed by CME Group Inc. with the SEC because they contain, or will contain, important information about CME Group Inc. and the Annual Meeting. The definitive proxy statement and other relevant materials (when they become available), and any other documents filed by CME Group Inc. with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, shareholders may obtain free copies of these documents by contacting CME Group Inc., Shareholder Relations and Membership Services, 20 South Wacker Drive, Chicago, Illinois 60606. Shareholders are urged to read the definitive proxy statement and the other relevant materials (when they become available) before making any voting decision with respect to matters to be acted on at the Annual Meeting.

The preceding material was prepared and distributed solely by the candidate. The views and opinions expressed therein are solely those of the candidate and do not necessarily reflect the views or opinions of CME Group Inc. or its directors, officers or employees, nor have these views or opinions been approved or sanctioned by any of them.

Elizabeth A. Cook

CME Group 2019 Board of Directors Class B-3 Director Candidate

CME Group Board Member since 2015

(312) 982-6631

Long-Time Active Trader, Skilled Leader Bringing

Diversity and a Fresh Perspective

Dear Friends, Fellow IOM Members and Class B-3 Shareholders,

Our CME Group enjoyed a record year! Thank you for the honor to serve as your Class B-3 Director in 2018.

CME Group will soon distribute materials relating to the 2019 annual meeting of shareholders. These materials will include instructions for viewing the proxy materials and voting online in the Class B director elections. In addition, you will find your 16-digit control number required to vote.

CME Group had a very strong 2018; reaching record highs in stock price, record ADV of 19.2 mil contracts reflecting an 18% increase over 2017, and options on futures seeing a 14% increase. The acquisition of NEX Group plc has moved CME Group into a global markets company across all asset classes including futures, options, cash and OTC while also providing post trade services.

I will continue to focus on the board areas where I have made my greatest contributions:

•	Overseeing the enhancements and effectiveness of CME Group’s information security program to address the ever-increasing cyber security risks as a member of the Board’s Risk Committee.

•	Keeping a trained and watchful eye on exchange fees and costs to stay competitive in the global marketplace.

•	Overseeing CME Group’s financial reporting and disclosures as a member of the Board’s Audit Committee.

I have been an equity owner since 1983 and one of the few female members of CME Group. Since 1985, my role and oversight through my vast committee service has added value to the organization and its operations. In addition to the Board roles mentioned, I currently serve on the Arbitration (Co-Chair), Floor Conduct (Co-Chair), Probable Cause, Business Conduct, CME PAC, Membership and Gratuity Fund committees

I proudly commit myself to the financial industry and the support of the overall community. In addition to my trading and service on the CME Group Board, I serve on the Boards of Directors for Women in Listed Derivatives and Associated Colleges of Illinois. The National Association of Corporate Directors recognized me as a Governance Fellow. The Navy Seal Foundation and The ALS Association Greater Chicago Chapter chose me to represent them as their Ambassador. I continue my long time volunteer role with Honor Flight Chicago.

Please feel free to contact me with questions or to discuss issues. You can find me on the trading floor or reach me by phone.

I thank you for considering supporting me and would welcome the honor to serve you again as your Class B-3 Director.

Sincerely,

Elizabeth A. Cook

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CME Group Inc. has filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) regarding the Annual Meeting of Shareholders to be held on May 8, 2019. Shareholders of CME Group Inc. are urged to read the definitive proxy statement and any other relevant materials filed by CME Group Inc. with the SEC because they contain, or will contain, important information about CME Group Inc. and the Annual Meeting. The definitive proxy statement and other relevant materials (when they become available), and any other documents filed by CME Group Inc. with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, shareholders may obtain free copies of these documents by contacting CME Group Inc., Shareholder Relations and Membership Services, 20 South Wacker Drive, Chicago, Illinois 60606. Shareholders are urged to read the definitive proxy statement and the other relevant materials (when they become available) before making any voting decision with respect to matters to be acted on at the Annual Meeting.

The preceding material was prepared and distributed solely by the candidate. The views and opinions expressed therein are solely those of the candidate and do not necessarily reflect the views or opinions of CME Group Inc. or its directors, officers or employees, nor have these views or opinions been approved or sanctioned by any of them.

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